Exhibit 21
THE McGRAW-HILL COMPANIES, INC.
Subsidiaries of Registrant
     Listed below are all the subsidiaries of Registrant, except certain inactive subsidiaries and certain other McGraw-Hill’s subsidiaries which are not included in the listing because considered in the aggregate they do not constitute a significant subsidiary as of the end of the year covered by this Report.

	State or	Percentage
	Jurisdiction	of Voting
	of	Securities
	Incorporation	Owned
The McGraw-Hill Companies, Inc.	New York	Registrant
BizNet.TV, Inc.	New York	100
Capital IQ, Inc.	Delaware	100
*Capital IQ Information Systems (India) Pvt. Ltd.	India	100
*CapitalKey Advisors (Europe) Limited	United Kingdom	100
CTB/McGraw-Hill LLC	Delaware	100
Funds Research USA, LLC	Delaware	100
Grow.net, Inc.	Delaware	100
International Advertising/McGraw-Hill, Inc.	Delaware	100
J.D. Power and Associates	Delaware	100
*J.D. Power Asia Pacific, Inc.	Japan	100
*J.D. Power Australia Pty Ltd	Australia	50
*J.D. Power and Associates, GmbH	Germany	100
*LMC Automotive Forecasting U.K. Limited	United Kingdom	100
*Power Information Network, LLC	Delaware	100
*Power Information Network, Inc.	Delaware	100
McGraw-Hill Broadcasting Company, Inc.	New York	100
McGraw-Hill Interamericana, Inc.	New York	100
McGraw-Hill International Enterprises, Inc.	New York	100
*McGraw-Hill Interamericana do Brasil Ltda.	Brazil	100
*McGraw-Hill Korea, Inc.	Korea	100
*McGraw-Hill (Malaysia) Sdn. Bhd.	Malaysia	100
*Standard & Poor’s Malaysia Sdn. Bhd.	Malaysia	100
McGraw-Hill News Bureaus, Inc.	New York	100
McGraw-Hill New York, Inc.	New York	100
McGraw-Hill Publications Overseas Corporation	New York	100
McGraw-Hill Real Estate, Inc.	New York	100
McGraw-Hill Ventures, Inc.	Delaware	100
Money Market Directories, Inc.	New York	100
S & P India LLC	Delaware	100
Standard & Poor’s Europe, Inc.	Delaware	100
Standard & Poor’s Hong Kong LLC	Delaware	100
Standard & Poor’s International, LLC	Delaware	100
*CRISIL Ltd.	India	58.5
*CRISIL MarketWire Ltd.	India	100
*CRISIL Properties Ltd.	India	100
*CRISIL Research and Information Service Ltd.	India	100
*Gas Strategies	United Kingdom	100
*Alphatania Ltd.	United Kingdom	100
*Gas Matters Ltd.	United Kingdom	100
*Gas Strategies Consulting Ltd.	United Kingdom	100
*Overview Outreach Ltd.	United Kingdom	100
*Global Data Services of India Ltd.	United Kingdom	100
*Irevna Ltd.	United Kingdom	100
*Irevna, LLC	Delaware	100
*Irevna Research Services Private Ltd.	India	100
*Standard & Poor’s Information Services (Beijing) Co., Ltd.	China	100
*Taiwan Ratings Corporation	Taiwan	51

	State or	Percentage
	Jurisdiction	of Voting
	of	Securities
	Incorporation	Owned
Standard & Poor’s International Services, Inc.	Delaware	100
Standard & Poor’s Investment Advisory Services LLC	Delaware	100
Standard & Poor’s, LLC	Delaware	100
Standard & Poor’s Securities Evaluations, Inc.	New York	100
Sunshine International, Inc.	Delaware	100
Vista Research, Inc.	Delaware	100
*Vista Research Brokerage, Inc.	Delaware	100
WaterRock Insurance, LLC	Vermont	100
Beijing Business E-win Information & Consultant Co.	China	50
Editora McGraw-Hill de Portugal, Ltda.	Portugal	100
Editorial Interamericana, S.A.	Colombia	100
Lands End Publishing	New Zealand	100
McGraw-Hill Australia Pty Limited	Australia	100
*McGraw-Hill Book Company New Zealand Limited	New Zealand	100
*Mimosa Publications Pty Ltd.	Australia	100
*Carringbush Publications Pty Ltd.	Australia	100
*Dragon Media International Pty Ltd.	Australia	100
*Platypus Media Pty Ltd.	Australia	100
*Yarra Pty Ltd.	Australia	100
*Standard & Poor’s (Australia) Pty Ltd.	Australia	100
*Standard & Poor’s Information Services (Australia) Pty Ltd.	Australia	100
McGraw-Hill Data Services — Ireland, Ltd.	Ireland	100
McGraw-Hill Education (India) Limited	India	66.25
McGraw-Hill Holdings Europe Limited	United Kingdom	100
*McGraw-Hill Finance Europe Limited	United Kingdom	100
*McGraw-Hill Iberia, Inc.	Delaware	100
*McGraw-Hill/Interamericana de Espana, S.A.	Spain	100
*Standard & Poor’s Espana, S.A.	Spain	100
*McGraw-Hill International (U.K.) Limited	United Kingdom	100
*Open International Publishing Limited	United Kingdom	100
*Standard & Poor’s AB	Sweden	100
*Standard & Poor’s EA Ratings	Russia	70
*The McGraw-Hill Companies GmbH	Germany	100
*The McGraw-Hill Companies, SA	France	100
*The McGraw-Hill Companies, SRL	Italy	100
*The McGraw-Hill Companies Limited	United Kingdom	100
*Standard & Poor’s Fund Services Asia Limited	Hong Kong	100
*Standard & Poor’s Fund Services, GmbH	Germany	100
*Standard & Poor’s Fund Services, SaRL	France	100
*Standard & Poor’s Fund Services, Inc.	Massachusetts	100
*Xebec Multi Media Solutions Limited	United Kingdom	100
*The McGraw-Hill Companies Switzerland GmbH	Switzerland	100
McGraw-Hill Information Systems Company of Canada Limited	Ontario, Canada	100
McGraw-Hill/Interamericana de Chile Limitada	Chile	100
McGraw-Hill/Interamericana de Venezuela S.A.	Venezuela	100
McGraw-Hill/Interamericana Editores, S.A. de C.V.	Mexico	100
*Grupo McGraw-Hill, S.A. de C.V.	Mexico	100
McGraw-Hill/Interamericana, S.A.	Panama	100
McGraw-Hill Ryerson Limited	Ontario, Canada	70.1
MHFSCO, Ltd.	U.S. Virgin Islands	100
Shortland Publications	New Zealand	100
Standard & Poor’s, S.A. de C.V.	Mexico	100
*Grupo Standard & Poor’s, S.A. de C.V.	Mexico	100
The McGraw-Hill Companies (Canada) Corp.	Nova Scotia, Canada	100

*	Subsidiary of a subsidiary.